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                                                                          EX99.J


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust - Specialty Funds dated February 16, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 57 and Amendment No. 59 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 22, 1999